Exhibit 107
Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Series A Convertible Perpetual Preferred Stock	Rule 415(a)(6)	235,000	N/A	$369,869,111.11			POSASR	No. 333-259102	June 24, 2022	$54,592.68 (2)

	Equity	Class A Common Stock, par value $0.01 per share, issuable upon conversion of the Series A Convertible Perpetual Preferred Stock	Rule 457(i) and Rule 415(a)(6)	10,000,000(3)	—	—	—	—	POSASR	No. 333-259102	June 24, 2022	$0 (4)

	Total Offering Amounts					$369,869,111.11		(2)

	Total Fees Previously Paid							(2)

	Total Fee Offsets							—

	Net Fee Due							(2)

(1)
All securities offered hereby are for the account of the selling stockholders named in the prospectus supplement to the Registration Statement No. 333-2
8
1780 on Form
S-3.
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
This prospectus supplement includes 235,000 unsold shares of preferred stock (the “Unsold Securities”) previously registered on a prospectus supplement dated December 22, 2023 to the Registration Statement
No. 333-259102
on Form
S-3
(the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, we are carrying forward to this Registration Statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the registration fee paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. No additional filing fee is due with respect to the Unsold Securities included in this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this Registration Statement.

(3)	Consists of up to 10,000,000 shares of common stock issuable upon conversion of the preferred stock being registered under this Registration Statement.
(4)
The shares of our Class A common stock issuable upon conversion of the preferred stock will be issued for no additional consideration and therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.